Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACTS:

Rick Filippelli, President and CEO	Donald C. Weinberger/Diana Bittner (media)
TeamStaff, Inc.	Wolfe Axelrod Weinberger Associates, LLC
1 Executive Drive	212-370-4500
Somerset, NJ 08873	don@wolfeaxelrod.com
866-352-5304	diana@wolfeaxelrod.com

TeamStaff Files Form 10-K and Resolves Nasdaq Filing Delinquency

Somerset, New Jersey – January 20, 2010 — TeamStaff, Inc. (Nasdaq: TSTF) a leading healthcare and logistical staffing provider serving the Federal Government, today announced that on January 14, 2010, it received a notice from the Listing Qualifications Department of The Nasdaq Stock Market (Nasdaq) notifying it that the Company is not in compliance with Nasdaq Listing Rule 5250(c)(1), Obligation to File Periodic Financial Reports, because it did not timely file its Annual Report on Form 10-K for the fiscal year ended September 30, 2009 with the Securities and Exchange Commission.

As previously announced in the Company’s press release dated January 13, 2010, the Company was delayed in filing its Annual Report on Form 10-K for the fiscal year ended September 30, 2009 due to the timing of the completion of the Company’s sale of the assets of its TeamStaff Rx business. Because of the timing of this transaction, the Company’s management was not able to complete the preparation of its Annual Report on Form 10-K in sufficient time to allow the Company’s independent registered public accounting firm to complete its review of the report prior to its filing due date.

On January 19, 2010, the Company filed its Annual Report on Form 10-K for the fiscal year ended September 30, 2009 and on January 20, 2010 the Nasdaq staff issued the Company a letter notifying it that as a result of its filing of the Annual Report on Form 10-K, it has regained compliance with the Listing Rule and that this matter is closed.

About TeamStaff, Inc.

Headquartered in Somerset, New Jersey, TeamStaff through its subsidiary, TeamStaff Government Solutions, specializes in providing medical, logistic, information technology and office administration professionals through nationwide Federal Supply Schedule contracts with both the United States General Services Administration and the United States Department of Veterans Affairs. For more information, visit the TeamStaff web site at www.teamstaff.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:
This press release contains “forward-looking statements” as defined by the Federal Securities Laws. Statements in this press release regarding TeamStaff, Inc.’s business, which are not historical facts are “forward-looking statements” that involve risks and uncertainties. TeamStaff’s actual results could differ materially from those described in such forward-looking statements as a result of certain risk factors and uncertainties, including but not limited to: our ability to continue to recruit and retain qualified temporary and permanent healthcare professionals and administrative staff on acceptable terms; our ability to enter into contracts with hospitals, healthcare facility clients, affiliated healthcare networks, physician practice groups, government agencies and other customers on terms attractive to us and to secure orders related to those contracts; changes in the timing of customer orders for placement of temporary and permanent healthcare professionals and administrative staff; the overall level of demand for our services; our ability to successfully implement our strategic growth, acquisition and integration strategies; the effect of existing or future government legislation and regulation; the loss of key officers and management personnel that could adversely affect our ability to remain competitive; other regulatory and tax developments; and the effect of other events and important factors disclosed previously and from time-to-time in TeamStaff’s filings with the U.S. Securities Exchange Commission. For a discussion of such risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s periodic reports filed with the SEC. The information in this release should be considered accurate only as of the date of the release. TeamStaff expressly disclaims any current intention to update any forecasts, estimates or other forward-looking statements contained in this press release.

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